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                                                                  Exhibit 10(w)

                              BOB EVANS FARMS, INC.
                       COMPENSATION PROGRAM FOR DIRECTORS
                       APPROVED AND EFFECTIVE MAY 7, 2002
                      FIRST REVISION EFFECTIVE MAY 6, 2003
                     SECOND REVISION EFFECTIVE MAY 11, 2004

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EMPLOYEE DIRECTORS' ANNUAL RETAINER
All employee directors shall be paid an annual retainer of $14,400, payable at a rate of $1,200 per month. All payments shall be made on or before the first of each month.

NON-EMPLOYEE DIRECTORS' ANNUAL RETAINER
All non-employee directors shall receive an annual retainer of $51,000. This retainer shall be paid in two parts. First, $24,000 shall be paid in twelve monthly installments of $2,000 each, paid on or before the first of each month. Second, shares of the Company's stock shall be awarded annually to each non-employee director. This stock award shall have a value of $27,000, which shall be awarded on the date of the June Compensation Committee Meeting with the grant price calculated as of the close of business that day. The stock shall be awarded out of and in accordance with the Company's 1998 Stock Option and Incentive Plan or any other equity compensation plan designated by the Compensation Committee of the Board.

NON-EMPLOYEE DIRECTORS' BOARD MEETING FEE
Each non-employee Director shall be paid $1,500 per Board Meeting attended.

LEAD INDEPENDENT DIRECTOR FEE
The Lead Independent Director shall be paid a monthly retainer of $750.

COMMITTEE DUTIES
Non-employee directors are expected to attend approximately five regularly scheduled committee meetings per year. Committees shall meet as the business requires.

Committee Chairpersons shall receive $1,000 per committee meeting attended, except that the Chairperson of the Audit Committee shall receive $2,500 and the Chairperson of the Compensation Committee shall receive $2,000 per committee meeting attended.
Committee members shall receive $750 per committee meeting attended, except that members of the Audit Committee shall receive $1,500 and members of the Compensation Committee shall receive $1,250 per committee meeting attended. All meeting fees shall be paid on or before the first day of the month following the meeting.

ANNUAL STOCK OPTION
Every year on the day of the June Compensation Committee Meeting each non-employee director shall be granted a non-qualified stock option to purchase the Company's common stock unless otherwise determined by the Compensation Committee of the Board and the Board of Directors. The number of shares subject to each option shall be determined pursuant to the Black-Scholes model as recommended to and approved by the Compensation Committee, applied to the share price of the Company's stock as of the close of business that day, divided into $17,000. The stock options shall be awarded out of and in accordance with the Company's 1998 Stock Option and Incentive Plan or any other equity compensation plan designated by the Compensation Committee of the Board.

SPECIAL ASSIGNMENTS AND PROJECTS
When the Chairman of the Board determines that the assistance of a non-employee director on a project shall be beneficial, that director shall be compensated on a per diem basis in the amount that a committee member receives for attending a committee meeting.

NON-EMPLOYEE DIRECTORS' BENEFITS
$50,000 Life Insurance
Group healthcare provided at employee cost levels in accordance with the Company's group healthcare plan. Out of pocket expenses associated with travel to and from meetings.

DIRECTORS' RETIREMENT BENEFITS
Mandatory Retirement:  Any director who reaches the age of 70 will automatically retire.
Early Retirement:  A director may retire with 10 years of service after attaining age 55.


TERM AND EFFECT
This Compensation Program for Directors will be reviewed periodically by the Compensation Committee of the Board and may be modified or terminated by the Committee at its discretion at any time. This Program supersedes and replaces the Bob Evans Farms, Inc. 1998 Directors Compensation Plan.